Exhibit 10.1

March 20, 2026

MSP Recovery, LLC

3525 NW 7th St

Miami, FL 33125

Attention: Mr. John Ruiz

RE: One-time Consent of Distributions of Primary Series Recovery Proceeds

Dear John:

Reference is made to the Fifth Amended and Restated Limited Liability Company Agreement of VRM MSP Recovery Partners, LLC (the “Company”) dated August 1, 2020, as amended by Amendment No. 1 thereto dated December 1, 2020, Amendment No. 2 thereto dated March 9, 2022, and Amendment No. 3 thereto dated July 28, 2023, and Letter Amendment dated as of November 13, 2023 (the “LLC Agreement”). Any capitalized term used but not defined herein has the meaning ascribed to such term in the LLC Agreement.

Virage Capital Management LP (“Virage”), as manager of the Company, has previously consented to MSP Recovery, LLC using Recovery Proceeds otherwise distributable to the Company pursuant to (i) email correspondence between Virage and MSP Recovery, LLC (“MSP Recovery”) dated September 5, 2025, (ii) the executed letter agreement between Virage and MSP Recovery, LLC dated October 16, 2025; (iii) the executed letter agreement between Virage and MSP Recovery, LLC dated November 14, 2025; (iv) the executed letter agreement between Virage and MSP Recovery, LLC dated November 26, 2025; (v) the executed letter agreement between Virage and MSP Recovery, LLC dated December 19, 2025; and the executed letter agreement between Virage and MSP Recovery, LLC dated February 19, 2026 (the “Prior Consents”).

This is to confirm our mutual understanding that the $75,000 advanced by the Company to MSP Recovery, LLC (“MSP Recovery”) shall be used to support MSP Recovery’s accounts payables (the “Advance”), provided that:

(i)
MSP Recovery will immediately reimburse the Company for the full amount of the Advance, as well as the Recovery Proceeds identified in the Prior Consents, with any proceeds from a closing on any loan or other financial transaction between MSP Recovery or any of its affiliates and a financing counterparty (except for the proceeds received from any short-term financing from Hazel Partners Holdings, LLC), including from YA II PN, Ltd. and pursuant to any debtor-in-possession financing in the event MSP Recovery is operating under Chapter 11 protection;

(ii)
any such counterparty agrees for MSP Recovery to use the proceeds from such loan or financial transaction to reimburse the Company for MSP Recovery’s use of all the Advance and Recovery Proceeds identified under the Prior Consents, including any debtor-in-possession financing in the event MSP Recovery is operating under Chapter 11 protection; and

1700 Post Oak Boulevard, 2 BLVD. Place, Suite 300 • Houston, Texas 77056 • Phone: 713.840.7700

(iii)
prior to using any of the Advance, MSP Recovery remains agreeable to appointing Nader Tavakoli as its Chief Restructuring Officer who will be responsible for overseeing the use of the Advance, subject to Mr. Tavakoli’s acceptance.

The foregoing is a one-time Advance and does not imply any obligation of the Company to provide further Advances. The Company and Virage reserve all rights under the LLC Agreement and related documents.

[Signature Page Follows]

Exhibit 10.1

Sincerely,

VRM MSP Recovery Partners LLC By: Virage Capital Management LP, its manager By: Virage LLC, its general partner By: Name: Edward Ondarza Title: Manager

Acknowledged and Agreed to:

Virage Recovery Master LP

By: Virage Recovery LLC, its general partner

By:

Name: Edward Ondarza

Title: Manager

Date:

MSP Recovery, LLC

By:

Name: John H. Ruiz

Title: Authorized Representative

Date:

1700 Post Oak Boulevard, 2 BLVD. Place, Suite 300 • Houston, Texas 77056 • Phone: 713.840.7700